Exhibit 10.1

                              RESCISSION AGREEMENT

This agreement is made and entered into this 6th day of August 2009, by and between Domark International, Inc., OTCBB DOMK, hereinafter referred to as DOMK, and R. Thomas Kidd (Kidd), an individual.

Whereas, DOMK and Kidd entered into an Agreement (the Agreement) whereby Kidd exchanged 25 million shares of DOMK common stock in exchange for 100 Units of Victory Lane, LLC owned by DOMK and

Whereas the transaction between DOMK and Kidd evidenced by the Agreement closed on July 30, 2009 at Orlando, Florida, and

Whereas, DOMK and Kidd have determined that it is in the best interest of the DOMK shareholders that the transaction be rescinded immediately.

Now therefore, for valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. The transaction evidenced by the Agreement is hereby mutually rescinded as of the date of this agreement and the parties hereto are returned to their respective pre closing positions.

2. As a result of the rescission, the parties hereto agree to return any and all consideration paid by each of the parties to the other, including but not limited to the Kidd stock certificate for 25 million shares of DOMK common stock transferred to DOMK by Kidd, and 100 units of Victory lane, LLC transferred by DOMK to KIDD.

3. As of the date of this agreement, Victory Lane is a wholly owned subsidiary of DOMK and Kidd has no direct ownership interest of any kind in Victory Lane.

4. It is agreed and understood that each of the parties hereto hereby mutually release each other from claims and actions of any kind or nature relating to the transaction as evidenced by the agreement.

In witness whereof, the parties hereto have executed this rescission agreement at Orlando, Florida, the date and time first written above.



(SIGNATURES ON THE NEXT PAGE)

DoMark International, Inc.


/s/ Richard Altmann                                  /s/ R. Thomas Kidd
-----------------------------------------------      ---------------------------
Its authorized member of the Board of Directors      R. Thomas Kidd
Executive Committee
Richard Altmann


/s/ Scott Sieck
----------------------------------------------
Its authorized member of the Board of Directors
Executive Committee
Scott Sieck

                             WRITTEN CONSENT OF THE
                              BOARD OF DIRECTORS OF
                           DOMARK INTERNATIONAL, INC.

     THE UNDERSIGNED, being a majority of the members of the Executive Committee of the Board of Directors of DOMARK INTERNATIONAL, INC., a Nevada corporation (the "Corporation"), pursuant to the Nevada Revised Statutes, does hereby adopt the resolutions set forth below and upon execution of this consent (the "Consent"), the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as those adopted in a formal meeting of the Corporation's Board of Directors, duly called and held for the purpose of acting upon proposals to adopt such resolutions:

     WHEREAS, the Board of Directors has determined that it is in the best interests of the shareholders of the Corporation to accept the resignation of Scott Sieck as Chief Executive Officer and appoint R. Thomas Kidd as Chief Executive Officer, President, Principal Financial Officer and Director and further to appoint Scott Sieck as Chief Operating Officer of the corporation, and

     Whereas, the Board of Directors has determined that it is in the best interest of the shareholders of the corporation to ratify and approve the rescission of the sale of Victory Lane to R. Thomas Kidd.

     THEREFORE, BE IT RESOLVED, that the Corporation accepts the resignation of Scott Sieck as Chief Executive Officer, appoints R. Thomas Kidd to the position of Chief Executive Officer, President, Principal Financial Officer and Director and affirms the appointment of Scott Sieck as Chief Operating Officer of the Corporation immediately and ratifies and approves the rescission of the sale of Victory Lane, LLC to Kidd and;

     FURTHER RESOLVED, that the majority of the voting members of the executive committee of the board of directors of the corporation are authorized to effect these appointments and the rescission; and

     FURTHER RESOLVED, that all prior actions taken by the authorized officers on behalf of the Corporation, with respect to and which are consistent with the foregoing resolutions, be, and be they hereby are, ratified, approved and confirmed in all respects. The actions taken by this written consent shall have the same force and effect as if taken by the undersigned at a meeting of the Board of Directors of the Corporation, duly called. This written consent may be executed in one or more counterparts, each of which shall be deemed to be an original for all purposes and all of which together shall constitute one and the same consent. This written consent of the Board of Directors shall be filed among the minutes of the proceedings of the Board of Directors. This written consent may be delivered to the Corporation via facsimile.

     IN WITNESS WHEREOF, the undersigned being the majority of the members of the executive committee of the board of directors of the Corporation, have executed this Written Consent effective as of the 6th day of August, 2009.

DIRECTORS (Members of the Executive Committee):


/s/ Richard Altmann                        /s/ R. Thomas Kidd
------------------------------------       -------------------------------------
Richard Altmann                            R. Thomas Kidd (as to the appointment
                                                           of Scott Sieck only)

/s/ Scott Sieck
-----------------------------------
Scott Sieck